Exhibit 10.12

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Supply Agreement

Party A: FAW JILIN AUTOMOBILE CO., LTD

Address: No. 2888, Dongshan Street, High-tech Zone, Jilin City, Jilin Province

Party B: HARBIN DONGAN AUTO ENGINE CO., LTD

Address: No. 6, Jizhi Street, Pingfang District, Harbin

Party A and Party B have reached the following consensus through friendly negotiation on Party A’s supply of the first batch of 2150 sets of R7 in 2021 and other matters:

I. Supply of 2150 R7

1. Party B guarantees that the 2,150 products supplied will arrive at Party A’s designated location (Attachment 1: Supply List Price Included). The total purchase price for these 2,150 products is [***] yuan (tax included). Party B agrees that Party A will pay in batches by acceptance method. Party A shall pay Party B a total of [***] yuan (including tax) for the first batch of 240 sets of products, and the specific batches of the remaining products shall be carried out in accordance with Party A’s order plan or agreed by both parties (in principle, payment shall be made once a month).

2. Party B shall supply the goods according to the loading plan of Party A within 10 working days after receiving the payment from Party A. The precondition is that the GPF temperature sensor, catalyst assembly-pre-stage, GPF assembly, etc. supplied by the secondary supplier designated by Party A are in place without affecting the installation.

3. The carrier purchased by Party A arrives at Harbin Airui and the packaging period reserved for Airui is not less than 15 days.

4. Party B orders goods according to the purchasing order received by Party A. If Party A stops purchasing, Party A shall pay the fee for the special parts ordered by Party B.

2. Delivery and receipt:

① Party B shall only send products that have passed the inspection.

② Party B shall use the standard and appearance confirmed by both parties for packaging.

③ Party B shall deliver the product in accordance with the quantity, date and place confirmed by both parties.

3. Party B shall be liable for compensation for all losses caused to Party A due to Party B’s failure to supply goods to Party A under the supply conditions agreed by both parties.

4. Party B shall not be responsible for the delay in the arrival of GPF temperature sensor, catalyst assembly-front stage and GPF assembly supplied by the secondary supplier designated by Party A, which affects Party B’s production and supply.

II. If either party changes or reorganizes the enterprise entity for any reason, the new entity will be responsible for continuing to perform this Agreement after the change or reorganization occurs.

III. Either party shall keep confidential to all the information of the other party and the content of this agreement obtained during the conclusion and performance of this agreement, and shall not disclose it to any third party or use it for any purpose other than this agreement without the consent of the other party. If either party discloses the contents of this agreement to a third party, thus causing any economic loss to the other party, the disclosing party shall be liable for compensation.

IV. In case of any dispute, both parties may settle it through negotiation. If the negotiation fails, a lawsuit may be brought to the people’s court where Party A is located.

V. This agreement shall come into force as of the date when it is signed and sealed by both parties.

VI. This agreement is made in triplicate, Party A holds two copies, and Party B holds one copy.

Party A:	Party B:

FAW JILIN AUTOMOBILE CO., LTD (Seal)	HARBIN DONGAN AUTO ENGINE CO., LTD (Seal)

Legal Representative (Authorized Person):	Legal Representative (Authorized Person):

May 14, 2021	May 14, 2021

Attachment 1: Supply List (including price)

Material No.	Description	Supply quantity	Price/tax excluded	Amount/tax included
1000950-RD01	M15K MAN TM ASSY with 5-speed	2150	[***]	[***]